UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

6327-4 Argyle Forest Blvd. Jacksonville, FL (Address of principal executive offices)	32244 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2018, ARC Group, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with SDA Holdings, LLC, a Louisiana limited liability company (“SDA”), and Fred D. Alexander, an individual, pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests in SDA for $10.00. SDA is the owner of the Tilted Kilt restaurant franchise (“Tilted Kilt”). The transactions contemplated by the Purchase Agreement are sometimes referred to herein collectively as the “Acquisition”.

The closing of the Acquisition is conditioned upon SDA, Trustee Services Group (the “Custodian”), Seenu G. Kasturi, Let’s Eat Incorporated (“Let’s Eat”), the Reilly Group, LLC (the “Reilly Group”) and John Reynauld (Mr. Reynauld, together with the Custodian, Mr. Kasturi, Let’s Eat, the Reilly Group, the “Parties”) entering into an amendment to that certain Custodian Agreement, dated June 7, 2018, by an among the Parties to add SDA as a party to the agreement and remove Kasturi as a party to the agreement, in which event SDA will be required to deliver to the Custodian a certificate evidencing 718,563 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The closing of the Acquisition is also conditioned upon the Company raising gross proceeds of at least $2 million through the sale of debt or equity securities, as well as other customary closing conditions. The closing of the Acquisition will occur once all of the closing conditions have been satisfied.

The Purchase Agreement contains customary representations, warranties and covenants of each of the parties thereto. The Purchase Agreement also contains customary indemnification provisions whereby each party will indemnify the other party for losses arising out of inaccuracies in, or breaches of, the representations, warranties and covenants made by such party under the Purchase Agreement and certain other matters. SDA will be responsible for all income taxes related to the operation of Tilted Kilt on or before the Closing Date, and the Company will be responsible for all income taxes related to the operation of Tilted Kilt after the Closing Date. All transfer, sales, use and other non-income taxes will be borne equally by the Company and SDA.

Mr. Alexander serves as the Manager of SDA and owns all of the issued and outstanding membership interests of SDA. Mr. Alexander also serves as a member of the board of directors of the Company.

Mr. Kasturi serves as the President, Chief Financial Officer and Chairman of the Board of Directors for the Company and owns approximately 17% of the issued and outstanding shares of the Company’s Common Stock and 100% of the Company’s issued and outstanding shares of Series A Convertible Preferred Stock. Mr. Kasturi and SDA are a party to that certain Amended and Restated Promissory Note dated June 11, 2018 pursuant to which Mr. Kasturi loaned SDA $1,500,000. In addition, Mr. Kasturi and SDA are a party to that certain Agreement to Deliver Shares dated June 11, 2018. Under the agreement, SDA agreed that, in the event SDA sells all or substantially all of its assets or a majority of the membership interests that it owns in Tilted Kilt to the Company or an affiliate of the Company, as a condition to and concurrently with the closing of any such transaction, SDA will: (a) deliver or cause to be delivered to Mr. Kasturi 666,667 shares of the Company’s Common Stock; (b) deliver or cause to be delivered to the Custodian under the Escrow Agreement 718,563 shares of the Company’s Common Stock; and (c) cause 718,563 shares of the Company’s Common Stock held by the Custodian under the Custodian Agreement to be returned to Kasturi. The agreement provides for other methods of repayment in the event Mr. Kasturi does not receive all of the shares back from the Custodian or if SDA sells all or substantially all of its assets or a majority of the membership interests that it owns in Tilted Kilt to a party other than the Company or an affiliate of the Company.

Mr. Kasturi also serves as the President, Treasurer and Secretary, and sole member of, Raceland QSR, LLC, a Louisiana limited liability company (“Raceland”), and owns all of the equity interests in Raceland. Raceland is the landlord for the property on which one of the Company’s Dick’s Wings and Grill restaurants owned by the Company is located. In addition, Mr. Kasturi serves as the Chief Executive Officer, Treasurer and Secretary, and as the sole member of the board of directors, of Blue Victory Holdings, Inc., a Nevada corporation (“Blue Victory”), with which ARC Group has a $50,000 revolving line of credit facility, and owns 90% of the equity interests in Blue Victory. Mr. Kasturi also serves as the President, Treasurer and Secretary of, and is the sole member of, DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), and owns all of the equity interests in DWG Acquisitions. DWG Acquisitions currently owns and operates two of the Company’s 17 franchised restaurants.

The Purchase Agreement has been included solely to provide readers with information regarding their respective terms. It is not intended to be a source of financial, business or operational information about the parties thereto or their respective subsidiaries or affiliates, if any. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the agreements and as of specific dates, were made solely for the benefit of the parties thereto, and may be subject to qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures. The representations, warranties and covenants may have been made for the purpose of allocating contractual risk between the parties to the agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the agreement that differ from those applicable to readers. Readers should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or their respective subsidiaries or affiliates, if any. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s filings with the Securities and Exchange Commission (“SEC”) or other public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Membership Interest Purchase Agreement, dated October 30, 2018, by and among ARC Group, Inc., SDA Holdings, LLC and Fred Alexander

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are intended to be covered by the safe harbor created thereby. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) the integration of businesses that the Company acquires into the Company’s business, which will require significant time, attention and resources of the Company’s senior management and others within the Company, potentially diverting their attention from other aspect of the Company’s business, (ii) the future results of operations and performance of businesses that the Company acquires, which could differ significantly from management’s expectations and estimates, (iii) the potential adverse effects on the Company’s business, properties or operations caused by the Company completing the Acquisition, (iv) the costs, fees, expenses and charges related to or triggered by the Acquisition that may in the future be incurred by the Company, (v) the initiation or outcome of any legal or regulatory proceedings related to the Acquisition that may be instituted against the Company, and (vi) the effect that the Acquisition will have on the price of the Company’s Common Stock. Additional factors that could cause actual results to differ materially from the Company’s expectations are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other filings and submissions with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All information set forth in this Report is accurate as of November 5, 2018. Except as required by law, the Company does not intend, and assumes no obligation, to update or revise this information to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: November 5, 2018	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated October 30, 2018, by and among ARC Group, Inc., SDA Holdings, LLC and Fred Alexander